SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2015

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices)

(650) 655-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Business Officer.

On July 24, 2015, Invuity, Inc. (the “Company”) appointed Brett Robertson as Chief Business Officer of the Company, effective on July 24, 2015. Ms. Robertson will continue to serve as General Counsel of the Company. Upon commencement of her appointment as Chief Business Officer, Ms. Robertson assumed the duties of the Company’s principal business officer and Ms. Robertson will continue her duties until such time as her successor is appointed, or until her earlier resignation or removal.

Biographical information for Ms. Robertson is set forth in the section entitled “Management,” beginning on page 93 of the Company’s prospectus, dated June 15, 2015 (“Prospectus”), which information is incorporated herein by reference.

There are no reportable family relationships involving the Company and Ms. Robertson.

For information regarding any related party transaction (as defined in Item 404(a) of Regulation S-K) involving Ms. Robertson, see “Certain Relationships and Related Party Transactions,” beginning on page 114 of the Prospectus, which information is incorporated herein by reference. No additional related party transaction has been entered into since the date of the Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.

Date: July 27, 2015

By: /s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer